                                                                    Exhibit 4.12

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                             RALPHS GROCERY COMPANY
                             and certain Guarantors
                                       TO
                     UNITED STATES TRUST COMPANY OF NEW YORK
                                     Trustee


                                   ----------

                          FOURTH SUPPLEMENTAL INDENTURE

                            Dated as of July 30, 1999

                                       TO

                                    INDENTURE

                           Dated as of March 30, 1993
                                   ----------



             $150,000,000 9% Senior Subordinated Notes due 2003 and
                 9% Series B Senior Subordinated Notes due 2003



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                                TABLE OF CONTENTS
                                -----------------


                                   ARTICLE ONE
                                   -----------

                                   DEFINITIONS
                                   -----------
Section 101.          DEFINITIONS.................................................................................2

                                   ARTICLE TWO
                                   -----------

                                    GUARANTEE
                                    ---------
Section 201.          GUARANTEE...................................................................................3

Section 202.          WAIVER OF DEMAND............................................................................4

Section 203.          GUARANTEE OF PAYMENT........................................................................4

Section 204.          NO DISCHARGE OR DIMINISHMENT OF GUARANTEE...................................................5

Section 205.          DEFENSES OF COMPANY WAIVED..................................................................5

Section 206.          CONTINUED EFFECTIVENESS.....................................................................5

Section 207.          SUBROGATION.................................................................................5

Section 208.          INFORMATION.................................................................................6

Section 209.          SUBORDINATION...............................................................................6

Section 210.          TERMINATION.................................................................................7

Section 211.          GUARANTEES OF OTHER INDEBTEDNESS............................................................7

Section 212.          GUARANTORS..................................................................................7

Section 213.          LIMITATION OF GUARANTOR'S LIABILITY.........................................................8

Section 214.          CONTRIBUTION FROM OTHER GUARANTORS..........................................................8

Section 215.          NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY............................................8

Section 216.          DEALING WITH THE COMPANY AND OTHERS.........................................................8

Section 217.          SUBORDINATION OF GUARANTEE..................................................................9

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
                                                                                                               PAGE
                                                                                                               ----

                                  ARTICLE THREE
                                  -------------

                     SUBORDINATION OF GUARANTEE OBLIGATIONS
                     --------------------------------------

Section 301.          GUARANTEE OBLIGATIONS SUBORDINATE TO SENIOR INDEBTEDNESS OF GUARANTORS......................9

Section 302.          PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.............................................10

Section 303.          NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.............................................11

Section 304.          PAYMENT PERMITTED IF NO DEFAULT............................................................12

Section 305.          SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS....................................12

Section 306.          PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS................................................13

Section 307.          TRUSTEE TO EFFECTUATE SUBORDINATION........................................................13

Section 308.          NO WAIVER OF SUBORDINATION PROVISIONS......................................................14

Section 309.          NOTICE TO TRUSTEE..........................................................................14

Section 310.          RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.............................15

Section 311.          RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.....15

Section 312.          ARTICLE APPLICABLE TO PAYING AGENTS........................................................16


                                  ARTICLE FOUR
                                  ------------

                                  MISCELLANEOUS
                                  -------------

Section 401.          MISCELLANEOUS..............................................................................16

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                  FOURTH SUPPLEMENTAL INDENTURE, dated as of July 30, 1999 (this
"Fourth Supplemental Indenture"), among Ralphs Grocery Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1100 West Artesia Boulevard, Compton, California 90220, each of the guarantors signatory hereto as set forth on the signature pages and on Schedule I (collectively, the "Guarantors"), and United States Trust Company of New York, a New York corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has heretofore executed and delivered to the Trustee an Indenture dated as of March 30, 1993 (as amended and supplemented, the "Indenture") providing for the issuance of $150,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2003 (the "Initial Securities").

                  Pursuant to the First Supplemental Indenture dated as of June 23, 1993 (the "First Supplemental Indenture"), between the Company and the Trustee, the Company consummated an exchange offer for the Initial Securities whereby the Company offered to exchange $1,000 principal amount of its 9% Series B Senior Subordinated Notes due 2003 (the "Exchange Securities," and together with the Initial Securities, the "Securities"), for each $1,000 principal amount of its Initial Securities.

                  The Indenture has been supplemented by the First Supplemental Indenture, Second Supplemental Indenture dated as of May 30, 1995 (the "Second Supplemental Indenture") and the Third Supplemental Indenture dated as of June 14, 1995 (the "Third Supplemental Indenture").

                  Each of the Guarantors has duly authorized the issuance of a Guarantee of the Securities, as set forth herein, and to provide therefor, each of the Guarantors has duly authorized the execution and delivery of this Fourth Supplemental Indenture.

                  Section 901(c) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities in any material respect.

                  The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Fourth Supplemental Indenture to amend and supplement the Indenture in certain respects with respect to the Securities.

                  All things necessary to make this Fourth Supplemental Indenture a valid



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agreement of the Company and each of the Guarantors, and a valid amendment of, and supplement to the Indenture, have been done.

                  NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises, the Company and each of the Guarantors hereby covenants and agrees with the Trustee and its successor or successors in said trust under the Indenture, as follows:

                                   ARTICLE ONE
                                   -----------

                                   DEFINITIONS
                                   -----------

Section 101.      DEFINITIONS.

         For all purposes of this Fourth Supplemental Indenture:

         (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fourth Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this Fourth Supplemental Indenture; and

         (3) The terms "hereof", "herein", "hereby", "hereto", "hereunder" and "herewith" refer to this Fourth Supplemental Indenture.

         (4) "Credit Facility" means any credit agreement, loan agreement, or credit facility, whether syndicated or not, involving the extension of credit by banks or other credit institutions, entered into by The Kroger Co. or Fred Meyer, Inc. and outstanding on the date of this Fourth Supplemental Indenture and any refinancing or other restructuring of any such agreement or facility.

         (5) "Guarantee" has the meaning specified in Section 201.

         (6) "Guaranteed Obligations" has the meaning specified in Section 201.

         (7) "Holder" means any Holder of any Security pursuant to, and in accordance with the terms of, the Indenture.

         (8) "Obligations" means all obligations for the reimbursement of amounts drawn under any letter of credit or for the payment of principal, premium, interest (including, without limitation, interest whether or not allowed after the filing of a petition initiating



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any proceeding referred to in Section 501 (6) or (7) of the Indenture at the
rate specified in the instrument governing the relevant Indebtedness), penalties, fees, expenses, indemnities or other amounts, now or hereafter existing, with respect to any Indebtedness.

                (9) "Senior Indebtedness" means, with respect to any Guarantor, the principal of (and premium, if any) and interest on, and all other amounts payable in respect of, (a) all Indebtedness of such Guarantor, whether outstanding on the date of the Indenture or thereafter Incurred, (b) any obligations of such Guarantor under interest rate swaps, caps, collars and similar arrangements, (c) any obligations of such Guarantor under foreign currency hedges entered into in respect of any such Indebtedness or obligation and (d) any amendments, renewals, extensions, modifications, and refundings of any such Indebtedness or obligation, except (i) any Indebtedness or obligation owed to a Subsidiary, (ii) any Indebtedness or obligation which by the terms of the instrument creating or evidencing the same is not superior in right of payment to such Guarantor's Guarantee, (iii) any Indebtedness or obligation which is subordinated or junior in any respect to any other Indebtedness or obligation of such Guarantor, and (iv) any indebtedness or obligation constituting a trade account payable of such Guarantor. Any obligation under any Senior Indebtedness shall continue to constitute Senior Indebtedness despite a determination that the Incurrence of such obligation by a Guarantor was a preference under Section 547(b) of Title 11 of the United States Code (or any successor thereto) or was a fraudulent conveyance or transfer under Federal or State Law.

                                   ARTICLE TWO
                                   -----------

                                    GUARANTEE

Section 201.      GUARANTEE.

                  Each Guarantor hereby jointly and severally fully and unconditionally guarantees (each a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders of or the Trustee under the Indenture or the Securities hereunder (including fees, expenses or others) (collectively, the "Guaranteed Obligations") will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Securities; and (b) in case of any extension of time of payment or renewal of any Guaranteed Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by



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acceleration or otherwise. If the Company shall fail to pay when due, or to perform, any Guaranteed Obligations, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Guaranteed Obligations of the Guarantor hereunder in the same manner and to the same extent as the Guaranteed Obligations of the Company.

                  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Guaranteed Obligations may be accelerated as provided in Article Five of the Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (b) in the event of any acceleration of such Guaranteed Obligations as provided in Article Five of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of its Guarantee.

Section 202.      WAIVER OF DEMAND.

                  To the fullest extent permitted by applicable law, each of the Guarantors waives presentment to, demand of payment from and protest of any of the Guaranteed Obligations, and also waives notice of acceptance of its Guarantee and notice of protest for nonpayment.

Section 203.      GUARANTEE OF PAYMENT.

                  Each of the Guarantors further agrees that its Guarantee constitutes a Guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Guaranteed Obligations.



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Section 204.      NO DISCHARGE OR DIMINISHMENT OF GUARANTEE.

                  Subject to Section 210 of this Fourth Supplemental Indenture, the obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, any other Guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

Section 205.      DEFENSES OF COMPANY WAIVED.

                  To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final and indefeasible payment in full in cash of the Guaranteed Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.

Section 206.      CONTINUED EFFECTIVENESS.

                  Subject to Section 210 of this Fourth Supplemental Indenture, each of the Guarantors further agrees that its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company.

Section 207.      SUBROGATION.

                  In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any



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

Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Guaranteed Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render a Guarantor a "creditor" of the Company within the meaning of
Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Guaranteed Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be PRO RATA to the extent the Guaranteed Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations and all other amounts payable under this Fourth Supplemental Indenture shall be indefeasibly paid in full, the Trustee will, at such Guarantor's request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 208.      INFORMATION.

                  Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 209.      SUBORDINATION.

                  Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations to the Trustee; PROVIDED, HOWEVER, that any right of subrogation that such Guarantor may have pursuant to this Fourth Supplemental Indenture is subject to Section 207 hereof.



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Section 210.      TERMINATION.

                  A Guarantor shall, upon the occurrence of either of the following events, be automatically and unconditionally released and discharged from all obligations under this Fourth Supplemental Indenture and its Guarantee without any action required on the part of the Trustee or any Holder if such release and discharge will not result in any downgrade in the rating given to the Securities by Moody's Investors Services and Standard & Poor's Rating
Services:

                  (a) upon any sale, exchange, transfer or other disposition (by merger or otherwise) of all of the Capital Stock of a Guarantor or all, or substantially all, of the assets of such Guarantor, which sale or other disposition is otherwise in compliance with the terms of the Indenture; provided, however, that such Guarantor shall not be released and discharged from its obligations under this Fourth Supplemental Indenture and its Guarantee if, upon consummation of such sale, exchange, transfer or other disposition (by merger or otherwise), such Guarantor remains or becomes a guarantor under any Credit Facility; or

                  (b) at the request of the Company, at any time that none of the Credit Facilities are guaranteed by any Subsidiary of the Company.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released will remain liable for the full amount of the principal of, premium, if any, and interest on the Notes provided in this Fourth Supplemental Indenture and its Guarantee.

Section 211.      GUARANTEES OF OTHER INDEBTEDNESS.

                  As long as the Securities are guaranteed by the Guarantors, the Company will cause each of its Subsidiaries that becomes a guarantor in respect of (i) any Indebtedness of the Company which is outstanding on the date hereof and (ii) any Indebtedness incurred by the Company after the date hereof (other than in respect of asset-backed securities), to include in any guarantee given by any such guarantor provisions similar to those set forth in Section 210 hereof.

Section 212.      ADDITIONAL GUARANTORS.

                  The Company will cause each of its Subsidiaries that becomes a guarantor in respect of any Indebtedness of the Company following the date hereof to execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under this Fourth Supplemental Indenture, if it has not already done so or unless the Guarantor is



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prohibited from doing so by applicable law or a provision of a contract to which it is a party or by which it is bound.

Section 213.      LIMITATION OF GUARANTOR'S LIABILITY.

                  Each Guarantor, other than The Kroger Co., and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal of state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Fourth Supplemental Indenture and its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to its contribution obligations under this Fourth Supplemental Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 214.      CONTRIBUTION FROM OTHER GUARANTORS.

                  Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof.

Section 215.      NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY.

                  Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

Section 216.      DEALING WITH THE COMPANY AND OTHERS.

                  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

                  (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;



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                  (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral from the Company;

                  (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the Guaranteed Obligations;

                  (d) accept compromises or arrangements from the Company;

                  (e) apply all monies at any time received from the Company or from any security to such part of the Guaranteed Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 217.      SUBORDINATION OF GUARANTEE.

                  The obligations of each Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Article Three.

                                  ARTICLE THREE
                                  -------------

                     SUBORDINATION OF GUARANTEE OBLIGATIONS


Section 301. GUARANTEE OBLIGATIONS SUBORDINATE TO SENIOR INDEBTEDNESS OF GUARANTORS.

                  Each Guarantor covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Guarantee of such Guarantor, including the obligation of such Guarantor in respect of the payment of the principal of and premium, if any, and interest (including any payments required due to the occurrence of a Change of Control Triggering Event) on each and all of the Securities, is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor (including any interest accruing after the occurrence of an Event of Default under Section 501(f) or (g) of the Indenture).



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Section 302.      PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of such Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Guarantor, then and in any such event:

                      (1) the holders of Senior Indebtedness of such Guarantor
              shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of such Guarantor, or provision shall be made for such payment in cash or cash equivalents, before the Holders of the Securities are entitled to receive any payment in respect of such Guarantor's Guarantee, including on account of principal of (or premium, if any) or interest on the Securities; and

                      (2) any payment or distribution of assets of such
              Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of such Guarantor being subordinated to the payment of the Guarantee of such Guarantor (except, so long as the effect of this parenthetical clause is not to cause the Guarantee of such Guarantor to be treated in any case or proceeding or similar event described in Subsection (a), (b) or (c) of this Section 302 as part of the same class of claims as the Senior Indebtedness of such Guarantor or any class of claims on a parity with or senior to the Senior Indebtedness of such Guarantor, for any such payment or distribution (x) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Guarantees to the Senior Indebtedness of such Guarantor, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or (y) of securities that (i) are unsecured, (ii) have an Average Life to Stated Maturity and final maturity that are no shorter than the Average Life to Stated Maturity of the Securities and (iii) are subordinated, to at least the same extent as the Guarantees, to the payment of all Senior



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              Indebtedness of such Guarantor then outstanding), shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness of such Guarantor may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, and other amounts due on or in connection with, the Senior Indebtedness of such Guarantor to the extent necessary to make payment in full of all Senior Indebtedness of such Guarantor remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of such Guarantor; and

                      (3) in the event that, notwithstanding the foregoing
              provisions of this Section, the Trustee or the Holder of any Security shall have received any such payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of such Guarantor being subordinated to the payment of the Guarantee of such Guarantor, before all Senior Indebtedness of such Guarantor is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all Senior Indebtedness of such Guarantor remaining unpaid to the extent necessary to pay all Senior Indebtedness of such Guarantor in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of such Guarantor.

Section 303.      NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

                  (i) In the event of and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness of any Guarantor beyond any applicable grace period with respect thereto, or (ii) in the event that any other event of default with respect to any Senior Indebtedness of any

Guarantor shall have occurred and be continuing that permits the holders of such Senior Indebtedness (or a trustee on behalf of such holders) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable either without further notice or upon the expiration of any grace period applicable to such event of default, and written notice thereof shall have been given to each of such Guarantor and the Trustee by the trustee or representative for, or the holders of at least a majority of the principal amount of the Senior Indebtedness of such Guarantor (the "Payment Notice"), then no payment shall be made by such Guarantor in respect of its Guarantee including on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities until (x) in case of an event of default described in clause (i), unless and until such payment event of default shall have been cured or waived or shall have ceased to exist or the holders of such Senior Indebtedness or their agents have waived the benefits of this Section, or (y) in case of any event of default specified in clause (ii), until the earlier of (1) 179 days after the date on which a Payment Notice shall have been given and (2) the date, if any, on which such event of default is waived by the holders of such Senior Indebtedness or otherwise cured or has ceased to exist or the Senior Indebtedness to which such event of default relates is discharged (provided that further written notice relating to the same or any other event of default specified in clause (ii) above with respect to any Senior Indebtedness received by such Guarantor or the Trustee within 12 months after such prior receipt of a Payment Notice shall not be effective to further prohibit such payments).

                  In the event that, notwithstanding the foregoing, any Guarantor shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to such Guarantor.

                  The provisions of this Section shall not apply to any payment with respect to which Section 302 would be applicable.

Section 304.      PAYMENT PERMITTED IF NO DEFAULT.

                  Nothing in this Article or elsewhere in the Indenture or in any Guarantee or in any of the Securities shall prevent any Guarantor, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of such Guarantor referred to in
Section 302 or under the conditions described in Section 303, from making payments at any time under its Guarantee, including of principal of (and premium, if any) or interest on the Securities.

Section 305.      SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

                  Subject to the payment in full of all Senior Indebtedness of each Guarantor, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of such Guarantor which by its express terms is subordinated to Senior Indebtedness of such Guarantor to the same extent as the Securities are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness of such Guarantor until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Senior Indebtedness of any Guarantor or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among such Guarantor, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by such Guarantor to or on account of the Senior Indebtedness of such Guarantor.

Section 306.      PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

                  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in the Indenture or in the Securities is intended to or shall (a) impair, as among any Guarantor, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against any Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of Senior Indebtedness of such Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the express limitations set forth in Article Five of the Indenture and to the rights, if any, under this Article of the holders of Senior Indebtedness of such Guarantor
(1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of such Guarantor referred to in Section 302, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 303, to prevent any payment prohibited by such Section.

Section 307.      TRUSTEE TO EFFECTUATE SUBORDINATION.

                  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 308.      NO WAIVER OF SUBORDINATION PROVISIONS.

                  No rights of any present or future holder of any Senior Indebtedness of any Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holder of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 309.      NOTICE TO TRUSTEE.

                  Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from any Guarantor or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 of the Indenture, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it which three Business Days prior to such date.

                  Subject to the provisions of Section 601 of the Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be holder of Senior Indebtedness (or a trustee, fiduciary to agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request that such Person furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 310.      RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                  AGENT.

                  Upon any amount or distribution of assets of any Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 601 of the Indenture, and the Holders of the Securities shall be entitled to rely upon any other or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution delivered to the Trustee and to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 311. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Indenture.

Section 312.      ARTICLE APPLICABLE TO PAYING AGENTS.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting thereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 311 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


                                  ARTICLE FOUR
                                  ------------

                                  MISCELLANEOUS

Section 401.      MISCELLANEOUS.

                  (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Fourth Supplemental Indenture.

                  (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

                  (c) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Fourth Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

                  (d) All covenants and agreements in this Fourth Supplemental Indenture by the Company, the Guarantors and the Trustee shall bind its respective successors and assigns, whether so expressed or not.

                  (e) In case any provisions in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (f) Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  (g) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Fourth Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Fourth Supplemental Indenture as so modified or excluded, as the case may be.

                  (h) This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  (i) All amendments to the Indenture made hereby shall affect any and all series of Securities created under the Indenture.

                  (j) All provisions of this Fourth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                    RALPHS GROCERY COMPANY


(Bruce M. Gack)                            By: (Paul W. Heldman)
--------------------------------           -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Paul W. Heldman
                                           Title: Vice President

Attest:                             THE KROGER CO., as Guarantor of the
                                    Securities


(Bruce M. Gack)                            By: (Paul W. Heldman)
----------------------------------         -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Paul W. Heldman
                                           Title: Senior Vice President

                                           Each of the Guarantors Listed on Schedule I
                                           hereto, as Guarantor of the Securities
Attest:

(Bruce M. Gack)                            By: (Paul W. Heldman)
----------------------------------         -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Paul W. Heldman
                                           Title: Vice President

Attest:                                    HENPIL, INC., as Guarantor of the Securities
                                           WYDIV, INC. , as Guarantor of the Securities


----------------------------------         By: (Steven McMillan)
                                           --------------------------------
                                           Name: Steven McMillan
                                           Title: Vice President

*        Signing as duly authorized officer for each such Guarantor.

                                      -18-


Attest:                                    RICHIE'S, INC. , as Guarantor of the
                                           Securities


                                           By: (Keith C. Larson)
--------------------------------           -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Keith C. Larson


Attest:                                    VINE COURT ASSURANCE
                                           INCORPORATED, as Guarantor of the
                                           Securities

(Beth Van Oflen)                           By: (Bruce M. Gack)
--------------------------------           -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Bruce M. Gack
                                           Title: Vice President

Attest:                                    KROGER DEDICATED LOGISTICS CO., as
                                           Guarantor of the Securities


(Bruce M. Gack)                            By: (Paul W. Heldman)
--------------------------------           -------------------------------
Bruce M. Gack, Secretary                   Name: Paul W. Heldman
                                           Title: Vice President

                                      -19-

Attest:                                  UNITED STATES TRUST COMPANY OF
                                         NEW YORK, as Trustee



__________________                       By: ________________________________
                                              Name:
                                              Title:

STATE OF OHIO                     )
                                  )  ss.:
COUNTY OF HAMILTON                )


                  On the 30th day of July, 1999, before me personally came Paul W. Haldman, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Ralphs Grocery Company and each of the Guarantors Listed on Schedule I hereto, and Senior Vice President of The Kroger Co., and President of Kroger Dedicated Logistics Co., corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.


                                          (Brenda R. Andes)
                                          ------------------------------
                                                 Notary Public
                                          Brenda R. Andes    [Notarial Seal]
                                          Notary Public, State of Ohio
                                          My Commission Expires June 20, 2003


STATE OF TEXAS                    )
                                  )  ss.:
COUNTY OF HARRIS                  )


                  On the 5th day of August, 1999, before me personally came Steven McMillan, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Henpil, Inc. and Wydiv, Inc., the corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.



                                          (Barbara Edwards)
                                          ------------------------------
                                                 Notary Public
                                          Barbara Edwards    [Notarial Seal]
                                          Notary Public, State of Texas
                                          My Commission Expires October 19, 2001

STATE OF TEXAS                    )
                                  )  ss.:
COUNTY OF EL PASO                 )


                  On the 30th day of July, 1999, before me personally came Keith C. Larson, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Richie's, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         (Mercedes Flores)
                                         ------------------------------
                                                Notary Public
                                         Mercedes Flores    [Notarial Seal]
                                         Notary Public, State of Texas
                                         My Commission Expires 10/23/00





STATE OF OHIO                     )
                                  )  ss.:
COUNTY OF HAMILTON                )


                  On the 30th day of July, 1999, before me personally came
Bruce M. Gack, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Vine Court Assurance Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                         (Brenda R. Andes)
                                         ------------------------------
                                                Notary Public
                                         Brenda R. Andes    [Notarial Seal]
                                         Notary Public, State of Ohio
                                         My Commission Expires June 20, 2003

                                   SCHEDULE I

                                   Guarantors
                                   ----------

Name of Guarantor                            State of Incorporation/organization
-----------------                            -----------------------------------

Dillon Companies, Inc.                       Kansas
Drug Distributors, Inc.                      Indiana
Inter-American Foods, Inc.                   Ohio
J.V. Distributing, Inc.                      Michigan
KRGP Inc.                                    Ohio
KRLP Inc.                                    Ohio
The Kroger Co. of Michigan                   Michigan
Kroger Limited Partnership I                 Ohio (limited partnership)
   By: KRGP Inc., the General Partner
Kroger Limited Partnership II                Ohio (limited partnership)
   By: KRGP Inc., the General Partner
Peyton's-Southeastern, Inc.                  Tennessee
Rocket Newco, Inc.                           Texas
Topvalco, Inc.                               Ohio

City Market, Inc.                            Colorado
Dillon Real Estate Co., Inc.                 Kansas
Fry's Leasing Company, Inc.                  Arizona
Jackson Ice Cream Co., Inc.                  Kansas
Junior Food Stores of West Florida, Inc.     Florida
Kwik Shop, Inc.                              Kansas
Mini Mart, Inc.                              Wyoming
Quik Stop Markets, Inc.                      California
THGP Co., Inc.                               Pennsylvania
THLP Co., Inc.                               Pennsylvania
Turkey Hill, L.P.                            Pennsylvania (limited partnership)
Wells Aircraft, Inc.                         Kansas

Fred Meyer, Inc.                             Delaware
Fred Meyer Stores, Inc.                      Delaware
CB&S Advertising Agency, Inc.                Oregon
Distribution Trucking Company                Oregon
FM, Inc.                                     Utah
FM Holding Corporation                       Delaware
Grand Central, Inc.                          Utah
FM Retail Services, Inc.                     Washington
Fred Meyer of Alaska, Inc.                   Alaska
Fred Meyer of California, Inc.               California
Fred Meyer Jewelers, Inc.                    Delaware
Merksamer Jewelers, Inc.                     California

Name of Guarantor                            State of Incorporation/organization
-----------------                            -----------------------------------

Roundup Co.                                  Washington
JH Properties, Inc.                          Washington
Smith's Food & Drug Centers, Inc.            Delaware
Compare, Inc.                                Delaware
Saint Lawrence Holding Company               Delaware
Smith's Beverage of Wyoming, Inc.            Wyoming
Smitty's Supermarkets, Inc.                  Delaware
Smitty's Equipment Leasing, Inc.             Delaware
Smitty's Super Valu, Inc.                    Delaware
Treasure Valley Land Company, L.C.           Idaho
Western Property Investment Group, Inc.      California

Quality Food Centers, Inc.                   Washington
Hughes Markets, Inc.                         California
Hughes Realty, Inc.                          California
KU Acquisition Corporation                   Washington
Second Story, Inc.                           Washington
Quality Food, Inc.                           Delaware
Quality Food Holdings, Inc.                  Delaware
QFC Sub, Inc.                                Washington

Food 4 Less Holdings, Inc.                   Delaware
Alpha Beta Company                           California
Bay Area Warehouse Stores, Inc.              California
Bell Markets, Inc.                           California
Cala Co.                                     Delaware
Cala Foods, Inc.                             California
Crawford Stores, Inc.                        California
Food 4 Less of California, Inc.              California
Food 4 Less of Southern California, Inc.     Delaware
Food 4 Less Merchandising, Inc.              California
Food 4 Less GM, Inc.                         California